                                                                    EXHIBIT 10.3

          (Form of Agreement for Scott A. Wolstein and James A. Schoff)

                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT, is between Developers Diversified Realty Corporation, an Ohio corporation (the "Employer"), and _______________ (the "Executive") made this 24th day of March, 1999.

                                    RECITALS

         A. Executive is presently employed by Employer as its _________________

         B. Employer wishes to induce Executive to continue as its ________________ and, accordingly, to provide certain employment security to Executive in the event of a "Change in Control" (as hereinafter defined);

         C. Employer believes that it is in the best interest of its shareholders for Executive to continue in his position on an objective and impartial basis and without distraction or conflict of interest as a result of a possible or actual Change in Control; and

         D. In consideration of this Agreement Executive is willing to continue as Employer's _______________________________-

         NOW THEREFORE, IN CONSIDERATION OF EXECUTIVE CONTINUING AS THE ________________________________________ OF EMPLOYER AND OF THE MUTUAL PROMISES
HEREIN CONTAINED, EXECUTIVE AND EMPLOYER, INTENDING TO BE LEGALLY BOUND, HEREBY AGREE AS FOLLOWS;


                                    ARTICLE I

                                   DEFINITIONS

         1. A "Change in Control" for the purpose of this Agreement will be deemed to have occurred if, at any time:

                  (a) Any person or group of persons acting alone or together with any of its affiliates or associates, acquires legal or beneficial ownership interest, or voting rights, in twenty percent (20%) or more of the common voting stock of Employer;

                  (b) At any time during a period of 24 consecutive months, individuals who were directors at the beginning of the period no longer constitute a majority of the members of the Board of Directors unless the election, or the nomination for election by Employer's shareholders, of each director who was not a director at the beginning of the period is approved by at least a majority of the directors who are in office at the time of the election or nomination and were directors at the beginning of the period; or

                  (c) A record date is established for determining shareholders of Employer entitled to vote upon (i) a merger or consolidation of Employer with another real estate investment trust, partnership, corporation or other entity in which Employer is not the surviving or continuing entity or in which all or a substantial part of the outstanding shares are to be converted into or exchanged for cash, securities, or other property, (ii) a sale or other disposition of all or substantially all of the assets of Employer or

(iii) the dissolution of Employer.

         2. A "Triggering Event" for the purpose of this Agreement will be deemed to have occurred if:

                  (a) Within three years from the date on which the Change in Control occurred, Employer terminates the employment of Executive, other than in the case of a Termination For Cause, as herein defined;

                  (b) Within three years from the date on which the Change in Control occurred, Employer reduces Executive's title, responsibilities, power or authority in comparison with his title, responsibilities, power or authority at the time of the Change in Control;

                  (c) Within three years from the date on which the Change in Control occurred, Employer assigns Executive duties which are inconsistent with the duties assigned to Executive on the date on which the Change in Control occurred and which duties Employer persists in assigning to Executive despite the prior written objection of Executive;

                  (d) Within three years from the date on which the Change in Control occurred, Employer reduces Executive's base compensation, his group health, life, disability or other insurance programs (including any such benefits provided to Executive's family), his pension, retirement or profit-sharing benefits or any benefits provided by Employer's Equity-Based Award Plan, or any substitute therefor, or excludes him from any plan, program or arrangement in which the other executive officers of Employer are included; or

                  (e) Within three years from the date on which the Change in Control occurred, Employer requires Executive to be based at or generally work from any location more than fifty miles from the geographical center of Cleveland, Ohio.

         3. A "Termination For Cause" for the purposes of this Agreement will be deemed to have occurred if, and only if, Executive has committed a felony under the laws of the United States of America, or of any state or territory thereof, and has been convicted of that felony, or has pled guilty or nolo contendere with respect to that felony, and the commission of that felony resulted in, or was intended to result in, a loss (monetary or otherwise) to Employer or its clients, customers, directors, officers or employees.

         4. "Executive's Annual Bonus" means Executive's annual bonus at the time of a Triggering Event calculated on the basis of the maximum bonus available to Executive and the assumption that all performance goals have been or will be achieved by Employer in the year in which the Triggering Event occurred.

         5. "Executive's Annual Salary" means Executive's annual base salary at the time of a Triggering Event.


                                   ARTICLE II

                                SEVERANCE PAYMENT

         1. Upon the occurrence of a Triggering Event, Employer shall pay to Executive a lump sum severance benefit which will be in addition to any other compensation or remuneration to which

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Executive is, or becomes, entitled to receive from Employer. This lump sum severance payment will be paid by Employer to Executive within 30 days after the occurrence of a Triggering Event in immediately available funds in an amount equal to the sum of (i) three times Executive's Annual Bonus plus (ii) three times Executive's Annual Compensation. In addition, Employer shall, at its expense, provide Executive, and his family, with life, health, disability and accidental death and dismemberment insurance in an amount not less than that provided on the date on which the Change in Control occurred, until the earlier of (i) in the event that Executive shall become employed by another employer after a Triggering Event, the date on which Executive shall be eligible to receive benefits from such employer which are substantially equivalent to or greater than the benefits Executive and his family received from Employer or
(ii) the second anniversary of the date of the Triggering Event.

         2. Employer shall provide Executive, at Employer's expense, with outplacement services and support, the scope and provider of which will be selected by Executive, for a period of one year following the date of the Triggering Event.


                                   ARTICLE III

                                     SETOFF

         No amounts otherwise due or payable under this Agreement will be subject to setoff or counterclaim by either party hereto.

                                   ARTICLE IV

                             TAX ADJUSTMENT PAYMENTS


         If all or any portion of the amounts payable to the Executive under this Agreement (together with all other payments of cash or property, whether pursuant to this Agreement or otherwise, including, without limitation, the issuance of common stock of the Company, or the granting, exercise or termination of options therefor) constitutes "excess parachute payments" within the meaning of Section 280G of the Code that are subject to the excise tax imposed by Section 4999 of the Code (or any similar tax or assessment), the amounts payable hereunder shall be increased to the extent necessary to place the Executive in the same after-tax position as he would have been in had no such tax assessment been imposed on any such payment paid or payable to the Executive under this Agreement or any other payment that the Executive may receive in connection therewith. The determination of the amount of any such tax or assessment and the incremental payment required hereby in connection therewith shall be made by the accounting firm employed by the Executive within thirty (30) calendar days after such payment and said incremental payment shall be made within five (5) calendar days after determination has been made. If, after the date upon which the payment required by this Article IV has been made, it is determined (pursuant to final regulations or published rulings of the Internal Revenue Service, final judgment of a court of competent jurisdiction, Internal Revenue Service audit assessment, or otherwise) that the amount of excise or other similar taxes or assessments payable by the Executive is greater than the amount initially so determined, then the Company shall pay the Executive an amount equal to the sum of: (i) such additional excise or other taxes, PLUS (ii) any interest, fines and penalties resulting from such underpayment, PLUS (iii) an amount necessary to reimburse the Executive for any income, excise or other tax assessment payable by the Executive with respect to the amounts specified in (i) and (ii) above, and the reimbursement provided by this clause (iii), in the manner described above in this Article IV. Payment thereof shall be made within five (5) calendar days after the date upon which such subsequent determination is made.

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                                    ARTICLE V

                                 ATTORNEY'S FEES

         All attorney's fees and related expenses incurred by Executive in connection with or relating to the enforcement by him of his rights under this Agreement will be paid for by Employer.


                                   ARTICLE VI

                       SUCCESSORS AND PARTIES IN INTEREST

         This Agreement will be binding upon and will inure to the benefit of Employer and its successors and assigns, including, without limitation, any corporation which acquires, directly or indirectly, by purchase, merger, consolidation or otherwise, all or substantially all of the business or assets of Employer. Without limitation of the foregoing, Employer will require any such successor, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that it is required to be performed by Employer. This Agreement will be binding upon and will inure to the benefit of Executive, his heirs at law and his personal representatives.


                                   ARTICLE VII

                                   ATTACHMENT

         Neither this Agreement nor any benefits payable hereunder will be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge or to execution, attachment, levy or similar process at law, whether voluntary or involuntary.

                                  ARTICLE VIII

                               EMPLOYMENT CONTRACT

         This Agreement will not in any way constitute an employment agreement between Employer and Executive and it will not oblige Executive to continue in the employ of Employer, nor will it oblige Employer to continue to employ Executive, but it will merely require Employer to pay severance benefits to Executive under certain circumstances, as aforesaid. In addition, this Agreement will be considered terminated, and of no further force and effect, if Executive ceases to be a Board-elected officer or an appointed officer or a key employee (as determined by the Board of Directors of Employer in its sole discretion and reflected in the minutes of Board of Directors after notice to such Employee) of Employer prior to a Change in Control of Employer.


                                   ARTICLE IX

                     RIGHTS UNDER OTHER PLANS AND AGREEMENTS

         1. The severance benefits herein provided will be in addition to, and are not intended to reduce, restrict or eliminate any benefit to which Executive may otherwise be entitled by virtue of his termination of employment or otherwise.


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         2. Notwithstanding the foregoing, Employer agrees that until such time as all of the executive loans are paid in full pursuant to the personal loan program, dated November 16, 1998, provided by The First National Bank of Chicago, as agent, and certain other lenders to executive officers of Employer, Employer will (i) continue all guarantees made by Employer and its subsidiaries under that loan program and (ii) not direct or take any action to cause Executive's loan under that program to be accelerated or called prior to its scheduled maturity date.



                                    ARTICLE X

                                     NOTICES

         All notices and other communications required to be given hereunder shall be in writing and will be deemed to have been delivered or made when mailed, by certified mail, return receipt requested, if to Executive, to the last address which Executive shall provide to Employer, in writing, for this purpose, but if Executive has not then provided such an address, then to the last address of Executive then on file with Employer; and if to Employer, then to the last address which Employer shall provide to Executive, in writing, for this purpose, but if Employer has not then provided Executive with such an address, then to:

                               Corporate Secretary
                    Developers Diversified Realty Corporation
                             3300 Enterprise Parkway
                              Beachwood, Ohio 44122





                                   ARTICLE XI

                         GOVERNING LAW AND JURISDICTION

         This Agreement will be governed by, and construed in accordance with, the laws of the State of Ohio, except for the laws governing conflict of laws. If either party institutes a suit or other legal proceedings, whether in law or equity, Executive and Employer hereby irrevocably consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Cuyahoga County) or the United States District Court for the Northern District of Ohio.


                                   ARTICLE XII

                                ENTIRE AGREEMENT

         This Agreement constitutes the entire understanding between Employer and Executive concerning the subject matter hereof and supersedes all prior written or oral agreements or understandings between the parties hereto. No term or provision of this Agreement may be changed, waived, amended or terminated except by a written instrument.

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         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Agreement, the parties have hereunto set their hands as of the date and year first above written.

                                            DEVELOPERS DIVERSIFIED
                                                    REALTY CORPORATION



                                            By________________________




                                            __________________________
                                                    EXECUTIVE


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